UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 1, 2009

Grubb & Ellis Healtcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	311-158111 (1933 Act)	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Ave., Suite 300, Santa Ana, California		92750
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Beginning on September 1, 2009, we entered into an indemnification agreement with each of our directors and executive officers, effective as of August 24, 2009. Pursuant to the terms of these indemnification agreements, we will indemnify and advance expenses and costs incurred by our directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of their service to us. However, the indemnification agreements will be subject to certain limitations provided in the indemnification agreements and our charter.

The foregoing description of the indemnification agreements is qualified in its entirety by reference to the form of indemnification agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 1, 2009, we filed Articles of Amendment to our charter with the State Department of Assessments and Taxation of Maryland, which were effective upon filing. The Articles of Amendment were approved by separate written consents of our Board of Directors and our sole stockholder on August 28, 2009. The Articles of Amendment clarify which of our assets are applicable to certain provisions of our charter.

The foregoing description of the amendments to our charter reflected in the Articles of Amendment is qualified in its entirety by reference to the Articles of Amendment, as filed with the State Department of Assessments and Taxation of Maryland on September 1, 2009, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 Articles of Amendment to the Second Articles of Amendment and Restatement of Grubb & Ellis Healthcare REIT II, Inc.

10.1 Form of Indemnification Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healtcare REIT II, Inc.

September 3, 2009	By:	/s/ Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

3.1	Articles of Amendment to the Second Articles of Amendment and Restatement of Grubb & Ellis Healthcare REIT II, Inc.
10.1	Form of Indemnification Agreement.